EXHIBIT 32.2

Section 906 Certification

I, Dennis Cullison, Chief Executive Officer and Treasurer of U.S. Natural Nutrients and Minerals, Inc., certify that

 (i) the attached annual report on Form 10-Q of U.S. Natural Nutrients and Minerals, Inc. for the quarter ended

      March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange

          Act of 1934 and

(ii) the information contained in the Form 10-Q Report for said period in all material respects, the financial condition and results of operations of U.S. Natural Nutrients and Minerals, Inc.

Date: May 10, 2010

/s/ Dennis Cullison

             President and Treasurer